Espey Declares Regular Quarterly Dividend of $0.25 Per Share and Appoints New Audit Committee Chair

Saratoga Springs, NY; December 8, 2025 - The Board of Directors of Espey Mfg. & Electronics Corp. (NYSE AMERICAN: ESP) has declared a regular quarterly dividend of $0.25 per share. The dividend will be payable on December 26, 2025 to all shareholders of record on December 19, 2025.

On December 5, 2025, Nancy Patzwahl was designated by the Board of Directors as the new Chair of the Audit Committee, succeeding Paul Corr, who the Board and management recognized for his dedicated service during the lengthy tenure of his chairmanship. Mr. Corr will continue as board member and member of the Audit Committee.

Espey's primary business is the development, design, and production of specialized military and industrial power supplies/transformers.  The Company can be found on the Internet at www.espey.com.

For further information, contact Ms. Kaitlyn O’Neil at invest@espey.com.

Certain statements in this press release are "forward-looking statements" and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company's current expectations or beliefs concerning future events. The matters covered by these statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

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